Filed Pursuant to Rule 424(b)(5)
Registration No. 333-220628

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

Subject to Completion, dated May 14, 2018

Preliminary prospectus supplement

(To prospectus dated October 30, 2017)

3,750,000 shares

Myers Industries, Inc.

Common stock

Myers Industries, Inc. is offering 3,750,000 shares of our common stock, without par value.

Our common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “MYE.” On May 11, 2018, the closing price for our common stock was $22.70 per share.

	Per share	Total

Public offering price	$	$

Underwriting discounts and commissions(1)	$	$

Proceeds, before expenses, to us	$	$

(1)	We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting.”

In addition, we have granted the underwriters an option to purchase an additional 562,500 shares of common stock from us. Any such additional shares will be purchased at the offering price less underwriting discounts and commissions within 30 days following the date of this prospectus.

Investing in our common stock involves risks. See “Risk factors” beginning on page S-9 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares or our common stock against payment on or about                     , 2018.

Joint book-running managers

J.P. Morgan	Baird

Prospectus supplement dated                     , 2018

Prospectus supplement

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor any underwriter has authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Myers,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Myers Industries, Inc. and its consolidated subsidiaries, unless otherwise specified.

Our logo, “Myers” and other trademarks or service marks of Myers Industries, Inc. appearing in this prospectus are the property of Myers Industries, Inc. and our subsidiaries. Solely for convenience, our trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus may appear without the ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and trade names.

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Where you can find more information; incorporation by reference

Available information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is https://www.sec.gov.

Our website address is http://www.myersindustries.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus supplement, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are furnished and not deemed “filed” with the SEC.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Myers Industries, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed March 9, 2018.

•	Myers Industries, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed May 7, 2018.

•	Myers Industries, Inc. Current Reports on Form 8-K, filed with the Commission on March 14, 2018 and April 27, 2018, only to the extent filed and not furnished.

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017, referred to above, from our definitive proxy statement filed with the Commission on March 20, 2018 pursuant to Section 14 of the Exchange Act in connection with our 2018 Annual Meeting of Shareholders.

•	The description of Myers Industries, Inc. common stock, which is contained in our Registration Statement on Form 8-A, filed with the SEC on April 30, 2001.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Myers Industries, Inc.

1293 S. Main Street

Akron, Ohio 44301

(330) 253-5592

Attention: Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and the accompanying prospectus.

Cautionary statement regarding forward-looking statements

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, contain forward-looking statements within the meaning of the federal securities laws. You can identify these statements by the fact that they include words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” or variations of these words, or similar expressions. These forward-looking statements are not statements of historical facts and represent only our current expectations regarding such matters. These statements inherently involve a wide range of known and unknown uncertainties. The Company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include those set forth below and other important factors disclosed previously and from time to time in our other filings with the SEC:

•	raw material availability, increases in raw material costs, or other production costs;

•	risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives;

•	unanticipated downturn in business relationships with customers or their purchases;

•	competitive pressures on sales and pricing;

•	changes in the markets for the Company’s business segments;

•	changes in trends and demands in the markets in which the Company competes;

•	unexpected failures at our manufacturing facilities;

•	future economic and financial conditions in the United States and around the world;

•	inability of the Company to meet future capital requirements;

•	claims, litigation and regulatory actions against the Company;

•	changes in laws and regulations affecting the Company; and

•	other risks as detailed in the Company’s 10-K and other reports filed with the SEC.

Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, nor use historical trends to anticipate results or trends in future periods.

You should read this prospectus supplement, the accompanying prospectus, the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus, the documents that we have included as exhibits to the registration statement of which this prospectus supplement is a part and the documents that we refer to under the section of this prospectus supplement titled “Where you can find more information; incorporation by reference” completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statement. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus supplement, the date of the accompanying prospectus, or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement regarding industry and market data

Any market or industry data contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is based on a variety of sources, including internal data and estimates, independent industry publications, government publications, reports by market research firms or other published independent sources. Industry publications and other published sources generally state that the information contained therein has been obtained from third-party sources believed to be reliable, but this information may not be accurate or complete. Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions, and such information has not been verified by any independent sources. Accordingly, investors should not place significant reliance on such data and information.

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Summary

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. It does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should read this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus carefully, including the “Risk factors” section in this prospectus supplement, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”) and our consolidated financial statements and the notes to those statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Myers Industries, Inc.

Myers Industries, Inc. was founded in Akron, Ohio, in 1933. Since then, the Company has grown from a small storefront distributing tire service supplies into a diversified, international manufacturing and distribution enterprise. Headquartered in Akron, Ohio, the Company is a leading manufacturer of a diverse range of highly engineered material handling and storage solutions for industrial, agricultural, automotive, commercial and consumer markets. The Company is a leader in the manufacturing of plastic reusable material handling containers and pallets, and plastic fuel tanks. Other principal product lines include plastic storage and organization containers, rubber tire repair products and custom plastic and rubber products. The Company manufactures approximately 15,000 products with a focus on safety, health and efficiency.

The Company is also one of the largest distributors of tools, equipment and supplies for the tire, wheel and undervehicle service industry in the United States. The Company distributes over 13,500 products ranging from tire balancers and alignment systems to valve caps, tire repair tools and other consumable service supplies.

As of December 31, 2017, the Company had approximately 1,900 employees and operated nine manufacturing facilities, 20 sales offices, four distribution centers and three distribution branches located throughout North and Central America.

Serving customers around the world, the Company’s leading brands provide safety and efficiency solutions to a wide variety of customers in diverse niche markets. The Company’s diverse products and solutions help customers improve shop productivity with point of use inventory, store and transport products more safely and efficiently, improve sustainability through reuse, lower overall material handling costs, improve ergonomics for their labor force, eliminate waste and ultimately increase profitability. The Company’s employees are trained to think and act like owners, implementing long term improvements both internally and for their customers.

Our segments and products

The Company conducts its business activities in two distinct business segments, Material Handling and Distribution. For the year ended December 31, 2017, 71% of the Company’s net sales related to the Material Handling Segment, and the remaining 29% of the Company’s net sales related to the Distribution Segment. The following table summarizes the percentage of the Company’s net sales by end market across both segments for the year ended December 31, 2017:

End Market (% of 2017 Net Sales)

In our Material Handling Segment, the Company is a leading designer, manufacturer and marketer of a diverse range of highly engineered polymer packaging containers, storage and safety products, and specialty molded parts. Our comprehensive portfolio of products includes bulk shipping containers, plastic RV tanks and parts, marine tanks and parts, portable plastic fuel tanks and water containers, portable marine fuel containers, ammunition containers, storage totes, plastic reusable material handling containers and small parts storage bins, beverage crates and metal carts and cabinets. The brands within the Material Handling segment include Buckhorn®, Akro-Mils®, Jamco Products, Ameri-Kart®, and Scepter™. The Material Handling Segment conducts operations in the United States and Canada. Markets served encompass various niches of industrial manufacturing, food processing, retail and wholesale products distribution, agriculture, automotive, recreational vehicles, marine vehicles, healthcare, appliance, bakery, electronics, textiles and consumer, among others. Products are sold both directly to end-users and through distributors.

The following table summarizes the percentage of Material Handling Segment net sales by end market for the year ended December 31, 2017:

The Distribution Segment is engaged in the sourcing and distribution of top-of-the-line tools, equipment and supplies used for tire, wheel and undervehicle service on passenger, heavy truck and off-road vehicles and the manufacturing of tire repair materials and custom rubber products. We believe we are one of the largest distributors to the tire, wheel and undervehicle service industry in the United States, with over 13,500 distributed products. The product line within the Distribution Segment includes categories such as tire valves and accessories, lifts and alignment equipment, service equipment and tools, and tire repair/retread supplies. The Distribution Segment operates domestically through its sales offices and four regional distribution centers in the United States and in certain foreign countries through export sales. In addition, the Distribution Segment operates directly in certain foreign markets, principally Central America, through foreign branch operations. Markets served include retail and truck tire dealers, commercial auto and truck fleets, auto dealers, general service and repair centers, tire retreaders, and government agencies.

The auto aftermarket end market represented 100% of Distribution Segment net sales for the year ended December 31, 2017 and the three months ended March 31, 2018. The brands within the Company’s Distribution Segment include Myers Tire Supply®, Myers Tire Supply International™ and Patch Rubber Company®.

Our strengths

We believe our competitive strengths include the following:

•

Market leading positions across diverse, niche markets.    We believe we have leading positions within the various niche markets we serve. Within our Material Handling Segment, our leading positions include food processing through our Buckhorn® brand, portable plastic fuel containers through our Scepter™ brand and recreational vehicle water and holding tanks through our Ameri-Kart® brand. We believe our Distribution business is one of the largest distributors serving the tire, wheel and undervehicle service industry in the United States. We focus on smaller, niche markets and leverage a tailored market approach to seek to deliver greater customer intimacy and allow the Company to become an extension of the customer for product penetration and innovation. We believe that the Company’s leadership positions in niche markets promote growth and innovation.

•

Industry defining brands.    With a deep heritage of over 80 years, in some cases, each of the Company’s seven brands is well-established within its market and offers a strong value proposition. For example, we created the CenterFlow® seed box under our Buckhorn® brand for the safe storage and transportation of products within the agriculture end market. Our AkroBins® are an industry-recognized storage optimization solution, and Scepter™ was the first provider of Jerry Cans to North America offering safe, reliable transportation and storage of fuel for the consumer market. We believe each brand’s reputation for quality, safety, reliability and customer service enhances our competitive position in the marketplace. We also believe our strong brand recognition helps us generate demand for our products and maintain our leading market positions.

•

Strong secular growth trends and attractive niche market dynamics.    Our revenue and earnings are diversified by product, customer and end market. In addition, we are well-positioned to benefit from secular trends and opportunities for growth in each of the Company’s target markets—industrial, vehicle, food & beverage, consumer and auto aftermarket. Across our target markets, we believe that current demand trends include continued macroeconomic growth across developed markets, increasing demand across agriculture and food processing, strong consumer sentiment, continued growth in and demand for recreational vehicles and a large installed base of cars on the road requiring future tire repair.

•

Established channels to market through high intimacy with a diverse customer base.    We believe we have developed strong and intimate relationships with a diverse range of customers and distributors, many of whom have been our customers and distributors for over 20 years. We aspire to become an extension of the customer to better understand their needs and to provide products and solutions that best satisfy these needs. We believe our products are known for quality, safety and reliability, and when coupled with our brand loyalty, we expect that our customer relationships will continue to support each brand’s position in its respective market.

•

Flexible operations and continuous improvement culture that supports profitable growth.    Since 2016, we have committed to building an asset-light business model and to embedding process-driven, simplified, lean operating principles. We have transformed our operating model by implementing an 80/20 initiative that is driving focus on higher margin products, customers and processes, and in the first quarter of 2017, we initiated a restructuring plan to reduce our manufacturing footprint and improve operational efficiency within the Material Handling Segment. We expect the restructuring plan, which is largely complete, to lead to savings of approximately $10 million on an annualized basis. As a result of our operational initiatives, we have increased our financial flexibility and our cash flow profile. We expect that our improvement initiatives will continue to drive our financial performance and growth.

•	Seasoned management team. Our senior management team has extensive operational, financial and managerial experience and has been responsible for developing and executing strategies to transform the

Company and drive profitable growth. Our management team has sharpened our strategic focus, rapidly deployed operational initiatives such as the 80/20 initiative described above, increased investment in the sales force, implemented a decentralized operating model to drive empowerment and accountability across the workforce, established a process for reinvigorating price discipline across the enterprise, divested non-core operations and developed a systematic approach to acquisitions resulting in a pipeline of acquisition opportunities. We believe our senior management team has the necessary talent and experience to meet and exceed our long-term goals.

Our strategies

The Company’s objectives are to grow its earnings, improve its margins and enhance its scale and the diversity of its offerings. Management emphasizes strong cash flow growth and cash return on investment. These objectives are guided by the following key operating principles and growth strategies:

•

Niche Market Focus.    The Company aims to be #1 or #2 in each niche market it serves. The Company intends to grow and further penetrate its niche markets by leveraging its intimate relationships with strategic customers, continuing product innovation and deploying sales effectiveness initiatives, among other strategies, to drive further customer and market penetration across the Material Handling Segment and enhanced sales effectiveness across the Distribution Segment. Furthermore, the Company has developed and deployed a disciplined process to identify and enter new niche markets where it believes it is best positioned to succeed and attain leading market positions. We believe by continuing to execute on our niche market strategies, we have significant potential to expand our market share in existing and new vertical markets.

•

Flexible operations.    Our management team is committed to an asset-light business model and plans to continue to implement process-driven, simplified, lean operating principles across our brands. Since 2016, we have revitalized our culture, reduced our headcount and manufacturing footprint, and we have recruited a high caliber management team. These initiatives have resulted in improved cost savings, and we believe they have yielded an energized workforce trained to act like owners. We are committed to continuous improvement across the Company and have identified additional opportunities for ongoing implementation of our 80/20 initiatives, increased focus on value-added manufacturing and further rationalization of our operating footprint. We expect that management’s strident focus on flexible operations will support operational improvement, margin expansion and increased cash flow.

•

Strategic M&A.    As a complement to our organic growth initiatives, the Company intends to pursue select strategic acquisition opportunities to accelerate growth, enhance margins, strengthen our existing portfolio of offerings and expand our presence into attractive, niche markets. The Company’s disciplined approach to acquisitions involves selectively targeting, among other things, leaders in niche markets with recurring revenue streams, asset-light business models, the potential to generate compelling cash flows and an attractive cash return on investment. The Company has developed a pipeline of acquisition opportunities that it will continue to pursue.

We were incorporated in 1955 in Ohio. We are headquartered in Akron, Ohio. Our principal executive offices are located at 1293 South Main Street, Akron, Ohio 44301, and our telephone number at this address is (330) 253-5592. Our website address is www.myersindustries.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

The offering

Issuer	Myers Industries, Inc.

Common stock offered by us	3,750,000 shares (plus up to an additional 562,500 shares at the option of the underwriters)

Underwriters’ option	We have granted the underwriters an option to purchase an additional 562,500 shares of common stock from us at the offering price less underwriting discounts and commissions within 30 days following the date of this prospectus.

Common stock outstanding as of April 30, 2018	30,587,796 shares

Common Stock outstanding immediately following the offering	34,337,796 shares (or 34,900,296 shares if the underwriters exercise in full their option to purchase additional shares)

Use of proceeds	We will receive net proceeds (before expenses) from this offering of approximately $ million (or $ million if the underwriters exercise in full their option to purchase additional shares), after deducting underwriting discounts and estimated offering expenses payable to us. We currently intend to use the net proceeds from the sale of shares of our common stock in this offering to fund growth of our business, including through selective acquisitions, to repay a portion of our outstanding indebtedness and for general corporate purposes. We will retain broad discretion over the use of the net proceeds from this offering.

See “Use of proceeds.”

NYSE Symbol	“MYE”

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information under “Risk factors” in this prospectus supplement beginning on page S-9, “Item 1A. Risk Factors” in our 2017 Form 10-K and all of the other information set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in our common stock.

The number of shares of our common stock to be outstanding immediately after the closing of this offering is based on 30,587,796 shares of common stock outstanding as of April 30, 2018 and excludes, as of that date:

•	1,200,245 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $16.40 per share;

•	1,402,132 shares of common stock available for future grant under our 1999 Incentive Stock Plan and 2017 Incentive Stock Plan; and

•	510,007 shares of common stock issuable upon the vesting and settlement of restricted stock units.

Unless otherwise indicated, this prospectus supplement assumes the underwriters’ option to purchase additional shares of common stock is not exercised.

Summary consolidated financial data

The summary consolidated financial data as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015 shown below are derived from our audited consolidated financial statements that are included in our 2017 Form 10-K, which is incorporated by reference into this prospectus supplement and should be read in conjunction with such consolidated financial statements and the notes thereto. The summary consolidated financial data as of December 31, 2015 are derived from our audited consolidated financial statements that are not incorporated by reference in this prospectus supplement. The summary financial data as of and for the three months ended March 31, 2018 and 2017 have been derived from our unaudited consolidated financial statements that are included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 (the “Q1 2018 10-Q”), which is incorporated by reference into this prospectus supplement, and should be read in conjunction with such consolidated financial statements and the notes thereto.

The historical results presented below are not necessarily indicative of financial results to be achieved in future periods. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements included in our 2017 Form 10-K and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited consolidated financial statements included in our Q1 2018 10-Q, each of which are incorporated by reference in this prospectus supplement.

	Year ended December 31,			Three months ended March 31,
	2017	2016	2015	2018	2017
				(unaudited)
		(in thousands, except per share data)

Consolidated Statements of Operations Data:
Net sales	$547,043	$534,379	$571,020	$152,568	$136,572
Cost of sales	389,590	372,481	395,158	105,453	94,811

Gross profit	157,453	161,898	175,862	47,115	41,761
Selling expenses	56,614	58,782	58,456	15,270	13,821
General and administrative expenses	78,889	73,797	82,333	20,203	20,718

	135,503	132,579	140,789	35,473	34,539
(Gain) loss on disposal of fixed assets	(3,482)	628	556	(380)	(894)
Impairment charges	544	1,329	—	—	—

Operating income	24,888	27,362	34,517	12,022	8,116

Interest
Income	(1,361)	(1,262)	(1,067)	(349)	(326)
Expense	8,653	9,905	10,076	1,988	2,456

Interest expense, net	7,292	8,643	9,009	1,639	2,130
Loss on extinguishment of debt	1,888	—	—	—	—

Income from continuing operations before income taxes	15,708	18,719	25,508	10,383	5,986
Income tax expense	4,864	7,395	8,037	2,628	2,528

Income from continuing operations	10,844	11,324	17,471	7,755	3,458
Income (loss) from discontinued operations, net of income tax	(20,733)	(10,267)	291	(911)	(344)

Net income (loss)	$(9,889)	$1,057	$17,762	$6,844	3,114

	Year ended December 31,			Three months ended March 31,
	2017	2016	2015	2018	2017
				(unaudited)

Income per common share from continuing operations:
Basic	$0.36	$0.38	$0.57	$0.25	$0.12
Diluted	$0.35	$0.38	$0.56	$0.25	$0.11

Income (loss) per common share from discontinued operations:
Basic	$(0.69)	$(0.35)	$0.01	$(0.03)	$(0.02)
Diluted	$(0.68)	$(0.35)	$0.01	$(0.03)	$(0.01)

Net income (loss) per common share:
Basic	$(0.33)	$0.03	$0.58	$0.22	$0.10
Diluted	$(0.33)	$0.03	$0.57	$0.22	$0.10
Dividends declared per share	$0.54	$0.54	$0.54	$0.14	$0.14

	Year ended December 31,			Three months ended March 31,
	2017	2016	2015	2018
				(unaudited)
		(in thousands, except per share data)

Consolidated Statements of Financial Position Data:
Total current assets	$150,012	$141,151	$154,541	$151,181
Total assets	355,942	381,684	429,024	349,650
Long-term debt	151,036	189,522	191,881	144,363
Total liabilities	262,190	288,651	331,321	253,724
Shareholders’ equity	93,752	93,033	97,703	95,926

Risk factors

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and in “Item 1A. Risk Factors” of our 2017 Form 10-K, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. The risks and uncertainties described below and in the documents referenced above are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities. If any of these risks occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment.

Risks related to this offering and ownership of our common stock

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

The market price of our common stock may fluctuate significantly, and this may make it difficult for you to resell our common stock at times or at prices you find attractive.

The market price of our common stock may fluctuate significantly as a result of a number of factors, many of which are outside our control. The current market price of our common stock may not be indicative of future market prices. Fluctuations may occur in response to the other risk factors listed and incorporated by reference in this prospectus supplement and for many other reasons, including:

•	actual or anticipated variations in earnings, financial or operating performance or liquidity;

•	our financial performance or the performance of our competitors and similar companies;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	changes in estimates of our performance or recommendations by securities analysts;

•	failure to meet securities analysts’ quarterly and annual projections;

•	the impact of new U.S. federal or state or international laws, regulations or treaties;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	the introduction of new services by us or our competitors;

•	the arrival or departure of key personnel;

•	changes in currency exchange rates;

•	acquisitions, strategic alliances or joint ventures involving us or our competitors;

•	technological innovations or other trends in our industry;

•	news affecting our customers;

•	operating and stock performance of other companies deemed to be peers;

•	regulatory or labor conditions applicable to us, our industry or the industries we serve;

•	market conditions in our industry, the industries we serve, the financial markets and the economy as a whole;

•	changes in our capital structure; and

•	sales of our common stock by us, our directors or members of our management team.

In addition, the stock market historically has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of a particular company. These broad market fluctuations may cause declines in the market price of our common stock.

Volatility in the market price of our common stock may make it difficult for you to resell shares of our common stock when you want or at attractive prices. In addition, when the market price of a company’s common stock drops significantly, stockholders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs, including settlement costs or awards for legal damages, and could divert the time and attention of our management and other resources.

The sale or issuance of additional shares may cause the market price of our common stock to drop significantly, even if our business is doing well, and may result in additional dilution to our existing shareholders.

The market price of our common stock could decline as a result of sales or issuances of a large number of shares of our common stock or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. The universal shelf registration statement to which this prospectus supplement relates allows us to publicly issue up to $250 million of additional securities (including the shares being offered by us under this prospectus supplement), including debt, common stock, preferred stock and warrants. The shelf registration statement is intended to provide greater flexibility to us in financing growth and our ongoing operations or optimizing our capital structure.

At any time, subject to applicable law, stock exchange listing requirements, our Amended and Restated Articles of Incorporation, our Amended and Restated Code of Regulations, and restrictive covenants to which we are or may be subject, we may make private offerings of our securities. In connection with future acquisitions, we may undertake the issuance of more shares of common stock without notice to our then existing shareholders. We also may issue additional shares in order to, among other things, compensate employees or consultants or for other valid business reasons in the discretion of our Board of Directors, which could result in diluting the interests of our existing shareholders.

The exercise or conversion of our outstanding options, warrants or other convertible securities or any derivative securities we issue in the future will result in the dilution of the ownership interests of our existing shareholders and may create downward pressure on the trading price of our common stock.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

Our ability to pay dividends in the future is subject to many factors and you may not receive dividends on our common stock.

Holders of our common stock are only entitled to receive dividends as our Board of Directors may declare out of funds legally available for such payments. Although it is the intention of our Board of Directors to continue to pay cash dividends on our common stock on a quarterly basis, we may change our dividend policy at any time. See “Common stock price range and dividend policy—Dividend policy.” We anticipate retaining most of our future earnings, if any, for use in our operations and the expansion of our business. Any further determination as to dividend policy will be made by our Board of Directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition and future prospects and such other factors as our Board of Directors may deem relevant.

Our ability to pay dividends may be impaired if any of the risks described in this prospectus supplement or incorporated by reference herein and in the accompanying prospectus were to occur.

Certain provisions in our Amended and Restated Articles of Incorporation, our Amended and Restated Code of Regulations and Ohio law could discourage potential takeover attempts and make attempts by shareholders to change management more difficult, which could adversely affect the market price of our common stock.

Our Amended and Restated Articles of Incorporation, our Amended and Restated Code of Regulations and Ohio law contain provisions that are intended to discourage potential takeover attempts and make attempts by shareholders to change management more difficult. See “Description of common stock—Anti-takeover effects of articles, regulations and Ohio law.”

Although we believe these provisions may help protect our shareholders from coercive or otherwise unfair takeover tactics and may collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our Board of Directors, they would apply even if the offer may be considered beneficial by some shareholders. These provisions may also frustrate or prevent any attempts by our shareholders to replace or remove our current management team by making it more difficult for shareholders to replace members of our Board of Directors, which is responsible for appointing the members of our management. These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our shareholders. As a result, our shareholders may be limited in their ability to obtain a premium for their shares.

Use of proceeds

We expect to receive net proceeds of approximately $             from the sale of shares of our common stock in this offering, or $             if the underwriters exercise in full their option to purchase additional shares of common stock, based on the public offering price and after deducting the estimated expenses related to this offering and the underwriting discounts and commissions payable by us.

We currently intend to use the net proceeds from the sale of the shares of common stock offered by us hereunder to fund growth of our business, including through selective acquisitions, to repay a portion of our outstanding indebtedness and for other general corporate purposes, which may include working capital, capital expenditures, and general and administrative expenses.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business conditions. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds in this offering.

Pending their use, we plan to invest the net proceeds from this offering in short and immediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or director or guaranteed obligations of the U.S. government.

Common stock price range and dividend policy

Common stock price range

Our common stock is traded on the NYSE under the symbol “MYE.” On May 11, 2018, the closing price for our common stock was $22.70 per share.

On April 30, 2018, there were 30,587,796 shares of our common stock outstanding held by 1,029 holders of record. The following table sets forth for the periods indicated the high and low sales prices per share of our common stock as reported on the NYSE and the dividends declared per share of our common stock:

	Price range of common stock		Cash dividend per share
	High	Low

Year Ended December 31, 2016:
First Quarter	$13.22	$10.12	$0.135
Second Quarter	15.76	12.23	0.135
Third Quarter	15.86	12.84	0.135
Fourth Quarter	15.55	11.35	0.135

Year Ended December 31, 2017:
First Quarter	$15.90	$13.20	$0.135
Second Quarter	19.45	15.58	0.135
Third Quarter	21.30	15.40	0.135
Fourth Quarter	22.65	18.80	0.135

Year Ending December 31, 2018:
First Quarter	$22.25	$18.85	$0.135
Second Quarter (through May 11, 2018)	24.60	20.00

Dividend policy

Dividends are paid quarterly on our common stock as declared by our Board of Directors. It is the intention of our Board of Directors to continue to pay cash dividends on our common stock on a quarterly basis. However, the payment of future dividends, and the amount of any such dividends, is dependent on a number of factors, including the success of our operations, the demand for our services, our regulatory environment and the cost recovery and other rate mechanisms available to us and our liquidity needs. A number of these factors are outside of our control. In addition, the covenants in any future debt facilities entered into by us may, in certain circumstances, limit our ability to pay dividends. We therefore cannot assure you that we will pay dividends in the future or that we will maintain or raise the level of dividends paid in the future. Our Board of Directors may elect at any time and for an indefinite duration to cease paying dividends on our common stock.

Capitalization

The following table summarizes our cash and cash equivalents and our capitalization as of March 31, 2018, (i) on an actual basis, and (ii) on an as-adjusted basis to give effect to (a) the sale by us of shares of our common stock in this offering and (b) our application of the estimated net proceeds from this offering as described in the section titled “Use of proceeds” as if such transactions occurred on March 31, 2018.

You should read the following table in conjunction with the information set forth under the heading “Use of proceeds” in this prospectus supplement and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited consolidated financial statements and the related notes included in our Q1 2018 Form 10-Q, which is incorporated by reference herein.

	As of March 31, 2018
	Actual	As adjusted
(U.S. dollars in thousands)	(unaudited)	(unaudited)
Cash and cash equivalents	$3,015	$
Restricted cash	8,668		8,668

Long-Term Debt
Loan Agreement	$67,862		$67,862
4.67% Senior Unsecured Notes due 2021	40,000		40,000
5.25% Senior Unsecured Notes due 2024	11,000		11,000
5.30% Senior Unsecured Notes due 2024	15,000		15,000
5.45% Senior Unsecured Notes due 2026	12,000		12,000
Less unamortized deferred financing costs	1,499		1,499

Total Long-Term Debt	$144,363		$144,363

Shareholders’ Equity
Serial Preferred Shares (authorized 1,000,000 shares; none issued and outstanding)	—		—
Common Shares, without par value (authorized 60,000,000 shares; outstanding 30,560,682 and ; net of treasury shares of 7,391,775 and , respectively)	18,598
Additional paid-in capital	210,248
Accumulated other comprehensive loss	(16,375)		(16,375)
Retained deficit	(116,545)		(116,545)

Total Shareholders’ Equity	$95,926	$

Total Capitalization	$240,289	$

Description of common stock

The following summary describes our common stock and certain provisions of our Amended and Restated Articles of Incorporation, our Amended and Restated Code of Regulations and of the Ohio General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our Amended and Restated Articles of Incorporation and our Amended and Restated Code of Regulations, copies of which are incorporated by reference into the registration statement of which this prospectus supplement is a part. See “Where you can find more information; incorporation by reference.” As used in this “Description of common stock,” the terms “we,” “our” and “us” refer only to Myers Industries, Inc. and not, unless otherwise indicated, to any of our subsidiaries.

General

Our authorized capital stock consists of 60,000,000 shares of common stock. As of April 30, 2018, there were outstanding 30,587,796 shares of common stock. As of April 30, 2018, there were approximately 1,029 holders of record of our common stock. This number does not include beneficial owners whose shares are held by nominees in street name. All of our outstanding shares of common stock are fully paid and non-assessable.

In addition, as of April 30, 2018, we had outstanding options to acquire 1,200,245 shares of common stock and 510,007 shares of common stock issuable upon the vesting of restricted stock units.

Voting rights.    Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the shareholders, including the election of directors. Our shareholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Dividends.    Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds.

Liquidation.    In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities, subject to any preferential rights of any then outstanding shares of preferred stock.

Rights and preferences.    Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Anti-takeover effects of articles, regulations and Ohio law

Certain provisions in our Amended and Restated Articles of Incorporation, our Amended and Restated Code of Regulations and Ohio law could discourage potential takeover attempts and make attempts by shareholders to change management more difficult. These provisions could also adversely affect the market price of our securities.

Serial preferred stock.    Our Board of Directors has the authority, without any further vote or action by our shareholders, subject to certain limitations prescribed by law and the rules and regulations of the NYSE, to issue up to 1,000,000 shares of serial preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. Holders of serial preferred shares are entitled to one vote per share, and holders of common shares and serial preferred shares vote together as a single class. Our Board of Directors may authorize the issuance of serial preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common shares. The issuance of serial preferred shares could have the effect of decreasing the market price of our common shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control without further action by our shareholders.

Shareholder nominations.    Our Amended and Restated Code of Regulations provide that shareholders seeking to nominate candidates for election as directors at an annual or special meeting of shareholders must provide timely notice to us in writing. To be timely, a shareholder’s notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the date of such annual or special meeting (or, if the date of the meeting is not publicly disclosed at least 70 days prior to the date of the meeting, received by our corporate secretary not later than the close of business on the 10th day following the date on which notice of such meeting is first given to the shareholders). Our Amended and Restated Code of Regulations also prescribe the proper written form for a shareholder’s notice. These provisions may preclude some shareholders from making nominations for directors at an annual or special meeting of shareholders.

Limited shareholder action by written consent.    Section 1701.54 of the Ohio General Corporation Law requires that an action by written consent of the shareholders in lieu of a meeting be unanimous, except that, pursuant to Section 1701.11, a corporation’s code of regulations (which governs the internal affairs of an Ohio corporation) may be amended by an action by written consent of holders of shares entitling them to exercise two-thirds of the voting power of the corporation or, if the corporation’s articles of incorporation or code of regulations otherwise provide, such greater or lesser amount, but not less than a majority. Our Amended and Restated Code of Regulations provide for amendment by written consent of holders of our record of shares entitling them to exercise a majority of the voting power of the corporation. This provision may have the effect of delaying, deferring or preventing a tender offer or takeover attempt that a shareholder might consider to be in its best interest.

Supermajority voting provisions.    Under the Ohio General Corporation Law, in the case of most mergers, sales of all or substantially all the assets of a corporation and most amendments to a corporation’s articles of incorporation, the affirmative vote of two-thirds of the voting power of the corporation is required unless the corporation’s articles of incorporation provide for a lower amount not less than a majority. Our Amended and Restated Articles of Incorporation do not change the default voting requirement provided by the Ohio General Corporation Law.

Ohio Merger Moratorium Statute.    Chapter 1704 of the Ohio Revised Code prohibits specified business combinations and transactions between an “issuing public corporation” and an “interested shareholder” for at least three years after the interested shareholder attains 10% ownership, unless the board of directors of the issuing public corporation approves the transaction before the interested shareholder attains 10% ownership. An interested shareholder is a person who owns 10% or more of the shares of the corporation. An issuing public corporation is defined as an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. Examples of transactions regulated by the Ohio Merger Moratorium Statute include mergers, consolidations, voluntary dissolutions, the disposition of assets and the transfer of shares. After the three-year period, a moratorium transaction may take place provided that certain conditions are satisfied, including that:

•	the board of directors approves the transaction;

•

the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder; or

•	the business combination results in shareholders, other than the interested shareholder, receiving a fair price plus interest for their shares, as determined in accordance with the statute.

Although the Ohio Merger Moratorium Statute may apply, a corporation may elect not to be covered by the Ohio Merger Moratorium Statute, or subsequently elect to be covered, with an appropriate amendment to its articles of incorporation. We have not opted out of the Ohio Merger Moratorium Statute.

Ohio Anti-Greenmail Statute.    Section 1707.043 of the Ohio Revised Code provides that a public corporation formed in Ohio may recover profits that a shareholder makes from the sale of the corporation’s securities within 18 months after making a proposal to acquire control or publicly disclosing the possibility of a proposal to acquire control. The corporation may not, however, recover from a person who proves either: (1) that his sole purpose in making the proposal was to succeed in acquiring control of the corporation and there were reasonable grounds to believe that he would acquire control of the corporation; or (2) that his purpose was not to increase any profit or decrease any loss in the stock. Also, before the corporation may obtain any recovery, the aggregate amount of the profit realized by such person must exceed $250,000. Any shareholder may bring an action on behalf of the corporation if a corporation refuses to bring an action to recover these profits. The party bringing such an action may recover his attorneys’ fees if the court having jurisdiction over such action orders recovery of any profits.

The Anti-Greenmail Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Anti-Greenmail Statute.

NYSE listing

Our common stock is listed on the NYSE under the symbol “MYE.”

Transfer agent and registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services. The transfer agent and registrar’s address is P.O. Box 64874, St. Paul, MN 55164.

Certain ERISA considerations

The following is a summary of certain considerations associated with the purchase of our common stock by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each, a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment of a portion of the assets of any Plan in our common stock, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the applicable prudence, diversification, delegation of control and prohibited transaction provisions of ERISA and the Code with respect to Covered Plans, and any other applicable Similar Laws.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition of our common stock by a Covered Plan with respect to which we or our affiliates (each, a “Transaction Party”) is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired in accordance with an applicable statutory, class or individual prohibited transaction exemption, of which there are many. There can be no assurance that all of the conditions of any exemption will be satisfied, or that any exemption would apply to all possible transactions in connection with an acquisition of our common stock. Fiduciaries of Covered Plans considering acquiring our common stock in reliance on an exemption should carefully review such exemption to assure it is applicable.

Accordingly, by acceptance of any shares of our common stock, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or subsequent transferee to acquire our common stock constitutes assets of any Plan or (ii) the acquisition of such common stock by such purchaser or subsequent transferee will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Law.

The following representations are intended to comply with the DOL’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked, repealed, or no longer effective, these representations shall be deemed no longer in effect. If a purchaser or transferee is using assets of any Covered Plan to acquire our common stock, such Covered Plan, purchaser and transferee will be deemed to represent and warrant that (i) none of the Transaction Parties has acted or will act as the Covered Plan’s fiduciary, or has been or will be relied upon for any advice, with respect to the Covered Plan’s decision to acquire, hold, sell, exchange or provide any consent with respect to our common stock and none of the Transaction Parties will at any time be relied on as the Covered Plan’s fiduciary with respect to any decision with respect to our common stock and (ii) the decision to invest in our common stock has been and at all times will be made at the recommendation or direction of an independent fiduciary (“Independent Fiduciary”) within the meaning of U.S. Code of Federal Regulations 29 C.F.R. Section 2510.3-21(c)(1), as amended from time to time (the “Fiduciary Rule”), who (a) is independent of the Transaction Parties; (b) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (c) is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the Covered Plan’s investment in our common stock and is responsible for exercising independent judgment in evaluating the investment in our common stock; (d) is either (I) a bank as defined in Section 202 of the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (II) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of such a Covered Plan; (III) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (IV) a broker dealer registered under the U.S. Securities Exchange Act of 1934, as amended; and/or (V) an Independent Fiduciary that holds or has under management or control total assets of at least $50 million and will at all times that such Covered Plan holds any of our common stock, hold or have under management or control total assets of at least $50 million and in the case of a Covered Plan that is an IRA, is not the IRA owner, a beneficiary of the IRA or a relative of an owner or beneficiary of the IRA; and (e) is aware of and acknowledges that (I) none of the Transaction Parties are undertaking or will undertake to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the Covered Plan’s investment in shares, and (II) the Transaction Parties have a financial interest in the Covered Plan’s investment in our common stock on account of the fees and other remuneration they expect to receive in connection with the transactions contemplated hereunder and that it has been fairly informed of the existence and nature of such financial interests. To the extent that the Fiduciary Rule is revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our common stock on behalf of, or with the assets of, any Plan, consult with their counsel to determine whether such employee benefit plan is subject to Title I of ERISA, Section 4975 of the Code or any Similar Laws.

Material U.S. federal income tax considerations to Non-U.S. Holders of our common stock

This section discusses the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering by a “Non-U.S. Holder.” For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of common stock that, for U.S. federal income tax purposes, is neither a U.S. person nor an entity treated as a partnership. The term “U.S. person” means:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) whose administration is subject to the primary supervision of a court within the United States and which has one or more U.S. persons who have authority to control all substantive decisions of the trust, or (ii) which has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion does not address entities that are, or are treated as, partnerships for U.S. federal income tax purposes (regardless of their place of organization or formation) and their equity holders, other pass-through entities or arrangements, or entities that are disregarded for U.S. federal income tax purposes (regardless of their place of organization or formation). Therefore, these entities and persons are not considered “Non-U.S. Holders” for the purposes of this discussion.

This discussion generally does not address U.S. federal income tax considerations that may be relevant to particular investors because of their specific circumstances, or because they are subject to special rules. Investors subject to special rules include:

•	banks and other financial institutions;

•	insurance companies;

•	tax-exempt organizations;

•	tax-qualified retirement plans and qualified foreign pension funds;

•	broker-dealers and traders in securities, commodities or currencies;

•	U.S. expatriates;

•	“controlled foreign corporations”;

•	“passive foreign investment companies”;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	corporations organized outside of the United States, any state thereof or the District of Columbia that are nonetheless treated as United States income taxpayers for U.S. federal income tax purposes;

•	persons that hold our common stock as part of a “straddle,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy;

•	holders deemed to sell our common stock under the constructive sale provisions of the Internal Revenue Code of 1986, as amended (the “Code”);

•	holders who receive our common stock pursuant to the exercise of an option or otherwise as compensation; and

•	holders who are subject to the alternative minimum tax or the Medicare contribution tax.

Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering by Non-U.S. Holders. This discussion does not provide a complete analysis of all potential tax considerations and does not address any U.S. federal tax consequences (such as gift or estate taxes) other than income tax consequences, any state, local or non-U.S. tax consequences or any specific tax treaties.

The discussion below is based upon the provisions of the Code and U.S. Treasury regulations, published administrative pronouncements, rulings and judicial decisions thereunder as of the date hereof. Such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the U.S. Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following discussion and there can be no assurance that the IRS will agree with such statements and conclusions. This discussion assumes that the Non-U.S. Holder holds our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

The following discussion is for general information only and is not tax advice for any Non-U.S. Holders under their particular circumstances. Persons considering the purchase of our common stock pursuant to this offering should consult their own tax advisors concerning the U.S. federal income tax consequences of acquiring, owning and disposing of our common stock in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction (including any state, local and non-U.S. tax consequences) and any U.S. federal tax consequences other than income tax consequences.

Distributions on our common stock

If we do make distributions of cash or property on our common stock (other than certain pro rata distributions of our own common stock), such distributions made to a Non-U.S. Holder generally will constitute dividends for U.S. federal income tax purposes to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will constitute a return of capital and will first reduce a holder’s basis, but not below zero, and then will be treated as gain from the sale of stock to the extent of any excess and taxed in the same manner as gain realized from a sale or other disposition of common stock as described in the next section.

The gross amount of any dividend (out of earnings and profits) paid to a Non-U.S. Holder generally will be subject to withholding tax at a 30% rate, unless the holder is entitled to an exemption from or reduced rate of withholding under an applicable income tax treaty. In order to receive an exemption or a reduced treaty rate, prior to the payment of a dividend, a Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8BEN (in the case of individuals), IRS Form W-8BEN-E (in the case of entities), or other applicable or successor form, certifying the Non-U.S. Holder’s qualification for the exemption or reduced rate.

Payors generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that such holder maintains in the United States) if prior to the payment of such dividends the Non-U.S. Holder provides a properly executed IRS Form W-8ECI to the applicable withholding agent, certifying that the dividends are so connected. In general, such effectively connected dividends will be subject to U.S. federal income tax, on a net income basis at the regular graduated rates, unless a specific treaty exemption applies. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

A Non-U.S. Holder of common stock that is eligible for a reduced rate of withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts currently withheld, if an appropriate claim for refund is timely filed with the IRS. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Distributions on our common stock will also be subject to the discussion below regarding backup withholding and foreign accounts.

Gain on disposition of our common stock

Subject to the discussion below regarding backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock, unless:

•

the gain is effectively connected with a trade or business of such holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that such holder maintains in the United States), in which case, the Non-U.S. Holder generally will be required to pay tax on the net gain derived from the sale or other disposition at regular graduated U.S. federal income tax rates, unless a specific treaty exemption applies, and if the Non-U.S. Holder is a corporation, the “branch profits tax” described above may also apply;

•

the Non-U.S. Holder is a nonresident alien individual and is treated as present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case the Non-U.S. Holder will be required to pay a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which gain may be offset by capital losses allocable to U.S. sources realized during the taxable year of the disposition (even though such Non-U.S. Holder is not considered a resident of the United States); or

•

we are or were a “United States real property holding corporation” (“USRPHC”) within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held our common stock. Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” (within the meaning of the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

We believe that we are not currently, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. However, in the event that we become a USRPHC, as long as our common stock is and continues to be regularly traded on an established securities market, only a Non-U.S. Holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder’s holding period for the common stock, more than 5% of our common stock will be taxed on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If we were to become a USRPHC and our common stock were no longer considered to be regularly traded on an established securities market, such a Non-U.S. Holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a taxable disposition of our common stock on a net income basis at the rates and in the manner generally applicable to U.S. persons unless an applicable income tax treaty provides otherwise, and a 15% withholding tax would apply to the gross proceeds from such disposition.

Information reporting requirements and backup withholding

Generally, payors must report annually to the IRS the amount of distributions paid with respect to our common stock, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such distributions are paid. Pursuant to tax treaties or other agreements, the IRS may make its report available to tax authorities in the Non-U.S. Holder’s country of residence.

A Non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code) on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form), or such owner otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a credit or refund may be obtained from the IRS, so long as the required information is furnished to the IRS in a timely manner. If backup withholding is applied to you, you should consult with your own tax advisor to determine if you are able to obtain a tax refund or credit with respect to the amount withheld.

Foreign accounts

Sections 1471 through 1474 of the Code (such Sections commonly referred to as FATCA) generally may impose a U.S. federal withholding tax of 30% on certain payments, including dividends paid on and the gross proceeds of a disposition of our common stock, that are paid to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, which does not provide sufficient documentation evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code), whether such non-financial foreign entity is the beneficial owner or an intermediary, which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (a) an exemption from FATCA, or (b) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “Distributions on Our Common Stock,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.

The withholding provisions described above generally apply to payments of dividends on our common stock and will apply to payments of gross proceeds from a sale or other disposition of our common stock on or after January 1, 2019.

The United States has entered into, and continues to negotiate, intergovernmental agreements (each, an “IGA”) with a number of other jurisdictions to facilitate the implementation of FATCA. An IGA may significantly alter the application of FATCA and its information reporting and withholding requirements with respect to any particular investor. FATCA is particularly complex and its application remains uncertain.

Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of any taxes withheld pursuant to FATCA. Prospective investors are encouraged to consult with their own tax advisors regarding possible implications of FATCA on their investment in our common stock.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE FOR ANY NON-U.S. HOLDERS UNDER THEIR PARTICULAR CIRCUMSTANCES. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR ANY U.S. FEDERAL TAX LAWS OTHER THAN INCOME TAX LAWS.

Underwriting

We and the underwriters for the offering named below have entered into an underwriting agreement dated as of the date of this prospectus supplement with respect to the shares of common stock being offered under this prospectus. J.P. Morgan Securities LLC is acting as the representative of each of the underwriters of this offering. Under the terms and subject to the conditions contained in the underwriting agreement, each underwriter has severally agreed to purchase, and we have agreed to sell, the number of shares of our common stock set forth opposite the underwriter’s name:

Underwriter	Number of shares
J.P. Morgan Securities LLC
Robert W. Baird & Co. Incorporated

Total	3,750,000

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to certain conditions precedent. The underwriting agreement also provides that the underwriters are obligated to purchase all the shares of common stock in this offering if any are purchased, other than those shares covered by the underwriters’ option to purchase additional shares described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus supplement and to selling group members at the public offering price less a selling concession of up to $         per share. After the public offering, the representative may change the public offering price and selling concession. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

Option to purchase additional shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 562,500 additional shares of common stock from us at the public offering price less the underwriting discounts and commissions. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment.

Discounts and expenses

We estimate that we will have approximately $         of expenses, including registration, filing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, payable by us incident to the performance of our obligations under the underwriting agreement. We have also agreed to reimburse the underwriters for certain expenses of up to approximately $25,000 related to clearance of this offering with FINRA and Blue Sky law compliance.

The following table summarizes the compensation we will pay:

	Per share	Total
		Without option exercise	With full option exercise
Underwriting discounts and commissions paid by us	$	$	$

A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering, and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

No sales of similar securities

We have agreed that, subject to certain exceptions, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of our common stock or such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), without the prior written consent of the representative, for a period of 90 days after the date of this prospectus supplement.

Our directors and executive officers have entered into lock up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with certain exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors and executive officers in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

Indemnification

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

Underwriter activities

In connection with this offering, the underwriters may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of our common stock in the open market for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These stabilizing transactions may include making short sales of our common stock, which involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares of common stock, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through their option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock, and, as a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over the counter market or otherwise.

Selling restrictions

Notice to prospective investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state, no offer of shares which are the subject of the offering contemplated by this prospectus may be made to the public in that Relevant Member State other than:

•	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

•

to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), as permitted under the Prospectus Directive, per Relevant Member State, subject to obtaining the prior consent of the representative; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or a supplemental prospectus pursuant to Article 16 of the Prospectus Directive and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will also be deemed to have represented, warranted and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to offering those to the public, other than their offer or resale in a Relevant Member State to “qualified investors” as so defined or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriters of such fact in writing may, with the prior consent of the representative, be permitted to acquire shares in the offer.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that member state. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

Notice to prospective investors in the United Kingdom

In the United Kingdom, this prospectus is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the Prospectus Directive) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The shares are not being offered to the public in the United Kingdom.

Notice to prospective investors in France

Neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to prospective investors in Hong Kong

The shares have not been offered or sold, and will not be offered or sold in Hong Kong, by means of any document other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

WARNING—the contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to prospective investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to prospective investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to prospective investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to prospective investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules of 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to prospective investors in Australia

This prospectus:

•	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•

does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Certain relationships

Certain of the underwriters and their respective affiliates have performed, and may in the future perform, various commercial and investment banking, financial advisory and other services for us, our affiliates and our officers in the ordinary course of business, for which they received, and may receive, customary fees and reimbursement of expenses. In particular, under the Fifth Amended and Restated Credit Agreement, dated March 8, 2017, as amended, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, acts as administrative agent and a lender. To the extent that we use any of the net proceeds of this offering to repay a portion of our outstanding indebtedness under the credit agreement, certain affiliates of the underwriters may receive a pro rata portion of the net proceeds of this offering.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Legal matters

Certain legal matters relating to this offering will be passed upon for us by Munger, Tolles & Olson LLP, Los Angeles, California. The validity of the shares of common stock offered by us by this prospectus supplement will be passed upon for us by Benesch, Friedlander, Coplan & Aronoff LLP, Cleveland, Ohio. Certain legal matters relating to this offering will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

Experts

The consolidated financial statements of Myers Industries, Inc. and Subsidiaries appearing in Myers Industries, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of Myers Industries, Inc. and Subsidiaries’ internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

We may offer and sell up to $250,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities. When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

If any securities are to be listed or quoted on a securities exchange or quotation system, our prospectus supplement will say so. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “MYE.”

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 30, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $250,000,000 (or the equivalent of this amount in foreign currencies or foreign currency units) as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement as well as any other offering material may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read this prospectus, the applicable prospectus supplement and any other offering material (including any free writing prospectus), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor any underwriter has authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. When we refer to “Myers,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Myers Industries, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

Our logo, “Myers” and other trademarks or service marks of Myers Industries, Inc. appearing in this prospectus are the property of Myers Industries, Inc. and our subsidiaries. Solely for convenience, our trademarks and trade names referred to in this prospectus appear without the ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and trade names.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is http://www.myersindustries.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are furnished and not deemed “filed” with the SEC.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Myers Industries, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed March 9, 2017.

•	Myers Industries, Inc. Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017 filed May 8, 2017 and the quarter ended June 30, 2017 filed on August 4, 2017.

•	Myers Industries, Inc. Current Reports on Form 8-K, filed with the Commission on March 6, 2017, March 9, 2017, April 28, 2017, May 8, 2017, June 1, 2017 and August 1, 2017, only to the extent filed and not furnished.

•	The description of Myers Industries Inc. common stock, which is contained in our Registration Statement on Form 8A-12b, filed with the SEC on April 30, 2001.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Myers Industries, Inc.

1293 S. Main Street

Akron, Ohio 44301

(330) 253-5592

Attention: Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference in this prospectus and any applicable prospectus supplement contain forward-looking statements within the meaning of federal securities. You can identify these statements by the fact that they include words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” or variations of these words, or similar expressions. These forward-looking statements are not statements of historical facts and represent only our current expectations regarding such matters. These statements inherently involve a wide range of known and unknown uncertainties. The Company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include those set forth below and other important factors disclosed previously and from time to time in our other filings with the SEC. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, nor use historical trends to anticipate results or trends in future periods.

You should read this prospectus, any applicable prospectus supplements, the documents that we incorporate by reference into this prospectus, the documents that we have included as exhibits to the registration statement of which this prospectus is a part and the documents that we refer to under the section of this prospectus titled “Where You Can Find More Information” completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statement. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus, the date of the document incorporated by reference or the date of any applicable prospectus supplement. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT MYERS INDUSTRIES, INC.

Myers was founded in Akron, Ohio, in 1933. Since then, the Company has grown from a small storefront distributing tire service supplies into an international manufacturing and distribution enterprise. In 1971, the Company went public, and the stock is traded on the New York Stock Exchange under the ticker symbol MYE.

Headquartered in Akron, Ohio, the Company manufactures a diverse range of polymer products for industrial, agricultural, automotive, commercial and consumer markets. Myers Industries is a leader in the manufacturing of plastic reusable material handling containers and pallets, and plastic fuel tanks. Other principal product lines include plastic storage and organization containers, rubber tire repair products and custom plastic and rubber products.

The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel and undervehicle service industry in the United States. The distribution products range from tire balancers and alignment systems to valve caps, tire repair tools and other consumable service supplies.

As of December 31, 2016, the Company operated 15 manufacturing facilities, 20 sales offices, four distribution centers and three distribution branches located throughout North, Central and South America; had approximately 15,000 manufactured products and over 13,500 distributed products; and had approximately 2,200 employees.

The Company conducts its business activities in two distinct business segments, Material Handling and Distribution. In our Material Handling Segment, we design, manufacture, and market a variety of plastic and metal products. These range from plastic reusable material handling containers and small parts storage bins to plastic RV tanks and parts, marine tanks and parts, portable plastic fuel tanks and water containers, portable marine fuel containers, ammunition containers, storage totes, bulk shipping containers, beverage crates and metal carts and cabinets. The Material Handling Segment conducts operations in the United States, but also operates in Brazil and Canada. Markets served encompass various niches of industrial manufacturing, food processing, retail/wholesale products distribution, agriculture, automotive, recreational vehicles, marine vehicles, healthcare, appliance, bakery, electronics, textiles, consumer, and others. Products are sold both directly to end-users and through distributors.

The Distribution Segment is engaged in the distribution of tools, equipment and supplies used for tire, wheel and undervehicle service on passenger, heavy truck and off-road vehicles and the manufacturing of tire repair materials and custom rubber products. The product line includes categories such as tire valves and accessories, lifts and alignment equipment, service equipment and tools, and tire repair/retread supplies. The Distribution Segment operates domestically through sales offices, and four regional distribution centers in the United States and in foreign countries through export sales. In addition, the Distribution Segment operates directly in certain foreign markets, principally Central America, through foreign branch operations. Markets served include retail and truck tire dealers, commercial auto and truck fleets, auto dealers, general service and repair centers, tire retreaders, and government agencies.

Our principle executive offices are located at 1293 South Main Street, Akron, Ohio 44301 and our telephone number at this address is (330) 253-5592.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K and other reports filed with the SEC, which are all incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The information set forth in the table should be read in conjunction with the financial information incorporated by reference into this prospectus.

	Six months ended June 30, 2017	For the Fiscal Year Ended December 31,
Dollars in thousands		2016	2015	2014	2013	2012
Total earnings	$14,638	$19,228	$33,585	$24,314	$45,929	$47,830
Fixed charges	$5,460	$11,233	$11,723	$10,231	$6,144	$5,634
Ratio of earnings to fixed charges	2.68	1.71	2.86	2.38	7.48	8.49
Deficiency of earnings available to cover fixed charges	—	—	—	—	—	—

The ratios are calculated by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes from continuing operations plus fixed charges. Fixed charges consist of interest expense, and an estimate of the interest element of rentals.

We had no preferred shares of stock outstanding for any period presented above.

DESCRIPTION OF CAPITAL STOCK

The following summary describes our capital stock and the material provisions of our Amended and Restated Articles of Incorporation, our Amended and Restated Code of Regulations, and of the Ohio General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our Amended and Restated Articles of Incorporation, our Amended and Restated Code of Regulations, copies of which are incorporated by reference into the registration statement of which this prospectus is a part. See “Where You Can Find More Information; Incorporation by Reference.” As used in this “Description of Capital Stock” the terms “we”, “our,” and “us” refer only to Myers Industries, Inc. and not, unless otherwise indicated, to any of our subsidiaries.

General

Our authorized capital stock consists of 60,000,000 shares of common stock. As of September 15, 2017, there were outstanding 30,257,899 shares of common stock. As of September 15, 2017, there were approximately 1,062 holders of record of our common stock. This number does not include beneficial owners whose shares are held by nominees in street name. All of our outstanding shares of common stock are fully paid and non-assessable.

Common Stock

Voting Rights. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the shareholders, including the election of directors. Our shareholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities, subject to any preferential rights of any then outstanding shares of preferred stock.

Rights and Preferences. Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Serial Preferred Stock

Our Board of Directors has the authority, without any further vote or action by our shareholders, subject to certain limitations prescribed by law and the rules and regulations of the NYSE, to issue up to 1,000,000 shares of serial preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. Holders of serial preferred shares are entitled to one vote per share and holders of common shares and serial preferred shares vote together as a single class. Our Board of Directors may authorize the issuance of serial preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common shares. The issuance of serial preferred shares could have the effect of decreasing the market price of our common shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control without further action by our shareholders. As of September 25, 2017, no shares of preferred stock were outstanding, and we have no present plan to issue any shares of serial preferred stock.

Corporate Governance

Size of Board; Election of Directors. The number of directors shall be a number not less than seven and not more than fifteen, and shall be determined from time to time (i) by resolution adopted by the affirmative vote of a majority of the directors and (ii) at any annual or special meeting of shareholders called for that purpose at which a quorum is present. The directors shall be elected at the annual meeting of shareholders in accordance with the provisions of the Amended and Restated Code of Regulations, except as provided in the Amended and Restated Code of Regulations, and each director elected shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Any vacancy on the Board of Directors may be filled by a vote of a majority of the directors then in office, whether or not constituting a quorum. The Company’s Board of Directors is not classified.

Special Meetings of Shareholders. Special meetings of our shareholders may be called at any time by the chairman of our Board of Directors, by our president, by the vote of a majority of the Board of Directors at a meeting, or by persons who hold at least 50% of the outstanding shares of common stock entitled to vote.

Written Consent of Shareholders. Any action that may be authorized or taken at a meeting of the shareholders or of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, or all the directors, respectively, which writing or writings shall be filed with or entered upon the records of the corporation.

Amendment of the Amended and Restated Code of Regulations. The Amended and Restated Code of Regulations may be amended by (i) the Board of Directors to the extent permitted by the Ohio General Corporation Law or (ii) the shareholders, upon the affirmative vote of the holders of the majority of the shares entitled to vote thereon.

Anti-Takeover Effects of Articles, Regulations and the Ohio General Corporation Law. Certain provisions in our Amended and Restated Articles of Incorporation, our Amended and Restated Code of Regulations and the Ohio General Corporation Law could discourage potential takeover attempts and make attempts by shareholders to change management more difficult. These provisions could also adversely affect the market price of our securities.

Requirements for Advance Notification of Shareholder Nominations and Proposals. Our Amended and Restated Code of Regulations establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors.

NYSE Listing

Our common stock is listed on the NYSE under the symbol “MYE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareholder Services. The transfer agent and registrar’s address is P.O. Box 64874, St. Paul, MN 55164

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement and in any related free writing prospectuses, summarizes certain general terms and provisions we expect will apply to the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a third party to be identified therein as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this “Description of Debt Securities” the terms “we”, “our,” and “us” refer only to Myers Industries, Inc. and not, unless otherwise indicated, any of our subsidiaries.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in a resolution of our Board of Directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities of the series is payable;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium, if any, and interest on the debt securities will be made;

•	if payments of principal of, premium, if any, or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	additional or alternative provisions, if any, related to defeasance and discharge of the debt securities;

•	any restrictions on transfer, sale or assignment of the debt securities;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the United States federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium, if any, and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, registered in the name of the Depositary or a nominee of the Depositary, and follow the applicable procedures of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change in Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than Myers) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing; or

•	in the event of such consolidation or merger, if the Company is not the survivor, or sale, conveyance, transfer or other disposition, the obligations of the debt securities are expressly assumed by the entity formed by such consolidation, or into which the Company merged, or by the entity that acquired the property.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 90 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 90-day period); provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of the debt security shall not constitute a default in the payment of interest for this purpose;

•	default in the payment of principal of any security of that series at its maturity; provided, however, that a valid extension of the maturity of such Securities in accordance with the terms of the debt security shall not constitute a default in the payment of principal or premium, if any;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or Myers and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Myers; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 90 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall deliver (or electronically deliver while Notes are in global form) to each security holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets;”

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, any premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium, if any, and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Shareholders

None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms of the depositary shares we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus. As used in this “Description of Depositary Shares” the terms “we”, “our,” and “us” refer only to Myers Industries, Inc. and not, unless otherwise indicated, any of our subsidiaries.

General

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date; provided, however, that if we or the depositary is required by law to withhold an amount on account of taxes, then the amount distributed to the holders of depositary shares shall be reduced accordingly. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of the depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, converted or exchanged into our other securities, the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole shares of the related class or series of preferred stock on the basis set forth in the prospectus supplement for such class or series of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Conversion, Exchange and Redemption

If any class or series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption of the applicable series of preferred stock. The depositary will mail notice of redemption or conversion to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption or conversion. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable class or series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot on a pro rata basis or by any other equitable method as the depositary may decide.

After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

Voting the Preferred Stock

When the depositary receives notice of a meeting at which the holders of the particular class or series of preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendment and Termination of the Deposit Agreement

We and the depositary may agree at any time to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise materially adversely affects any substantial existing rights of holders of depositary shares, will not take effect until such amendment is approved by the holders of at least a majority of the depositary shares then outstanding. Any holder of depositary shares that continues to hold its shares after such amendment has become effective will be deemed to have agreed to the amendment.

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination of holders of depositary shares at least 30 days prior to termination. The depositary may terminate the deposit agreement if 90 days have elapsed after the depositary delivered written notice of its election to resign and a successor depositary is not appointed. In addition, the deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares;

•	all outstanding shares of preferred stock have been converted into or exchanged for common stock; or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Reports and Obligations

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated articles of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Our obligations under the deposit agreement are limited to performance in good faith of the duties stated in the deposit agreement. The depositary assumes no obligation and will not be subject to liability under the deposit agreement except to perform such obligations as are set forth in the deposit agreement without negligence or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or class or series of preferred stock unless the holders of depositary shares requesting us to do so furnish us with a satisfactory indemnity. In performing our obligations, we and the depositary may rely and act upon the advice of our counsel or accountants, on any information provided to us by a person presenting shares for deposit, any holder of a receipt, or any other document believed by us or the depositary to be genuine and to have been signed or presented by the proper party or parties.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 90 days after the delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent.

General

We expect the following provisions will generally apply to warrants we may offer, unless we specify otherwise in the applicable prospectus supplement. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

Terms

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of the warrants;

•	the offering price, if any;

•	the aggregate number of warrants;

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at one time;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the redemption or call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the warrants;

•	United States federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Myers.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered. A holder or prospective holder of subscription rights should refer to the applicable prospectus supplement for more specific information.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, our debt securities, common stock, preferred stock, depositary shares or any combination of the foregoing at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of purchase contracts. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and an underlying security.

The prospectus supplement relating to any purchase contracts or purchase units we are offering will specify the material terms of the purchase contracts, the purchase units and any applicable pledge or depository arrangements, including one or more of the following:

•	the amount that a holder will be obligated to pay under the purchase contract, or the formula by which such amount shall be determined;

•	the settlement date or dates on which the holder will be obligated to purchase the securities, and the conditions, if any, under which the settlement date may occur on an earlier date;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•	the settlement rate, which will determine the number of shares or other securities to be purchased, which may be determined by a formula, which may be based on the market price of our common stock or preferred stock over a specified period or determined by reference to other factors;

•	whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security, which would be pledged by the holder to secure its obligations under a purchase contract;

•	the type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

•	the terms of any pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or distributed to the holder; and

•	the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the terms of payment and any provisions for deferral of payment; the contract fee may be a percentage of the stated amount of the purchase contract or determined by other factors.

The descriptions of the purchase contracts, purchase units and any applicable underlying security or pledge or depository arrangements in this prospectus are summaries of the material provisions that would appear in the applicable documents. These descriptions do not include all terms of those documents and do not contain all of the information that you may find useful. The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units in more detail; and we urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the purchase contracts or purchase units. The applicable prospectus supplement will also state whether any of the generalized provisions summarized above do not apply to the purchase contracts, purchase units and any applicable underlying security being offered. The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus and applicable prospectus supplements in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly by us;

•	through agents;

•	through a combination of any of these methods of sale; or

•	through any other methods described in a prospectus supplement.

The prospectus supplements relating to an offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to that offering, unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Other than our common stock, which is listed on the NYSE, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

Benesch, Friedlander, Coplan & Aronoff LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Myers Industries, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Myers Industries, Inc. and Subsidiaries appearing in Myers Industries, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016, and the effectiveness of Myers Industries, Inc. and Subsidiaries’ internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

3,750,000 shares

Common stock

Preliminary prospectus supplement

Joint book-running managers

J.P. Morgan

Baird

                    , 2018